Exhibit 3-b
                                   BYLAWS

                                     OF

                      GREEN MOUNTAIN POWER CORPORATION
                     (As Amended Through June 17, 1998)


                                  ARTICLE I

                                Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at such place within the State of Vermont as is designated in the notice of the meeting, on the third Thursday in May in each year, if it be not a legal holiday, and if it be a legal holiday, on the next succeeding day not a legal holiday; provided, however, that a majority of the board of directors, acting at a regular or special meeting of such board, may specially determine an alternative time for the holding of any annual meeting. (Amended December 4, 1975 and August 31, 1982.)

     Section 2. Special Meetings. Special meetings of the stockholders may be called, to be held at such place within or without the State of Vermont as is designated in the notice of the meeting, by the chairman of the board of directors, the chief executive officer, the president or a majority of directors, and, subject to the provisions of law and of the articles of association, as amended, shall be called by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by any other officers of the Corporation, upon writ-ten application of stockholders who are entitled to vote and who hold at least thirty-three percent of all the shares at the time issued and outstanding and entitled to vote at the meeting, stating the time, place and purpose of the meeting. (Amended May 13, 1981, and September 8, 1988.)

     Section 3. Notice of Meeting. A written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and, in case of a special meeting, the purpose for which the meeting is called, shall be given by the secretary, at least 10 days and not more than 60 days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the Corporation. In the absence or disability of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized by a writing which is filed with the records of the meeting, waives such notice. Notwithstanding the above, if the purpose for such a special meeting of stockholders requested by written application of stockholders under Section 2 of Article I of these bylaws relates to or involves in any way a merger or con-solidation of the corporation or a sale, lease, exchange, pledge or other disposition of all, or substantially all, the property and assets of the Corporation not made in the usual and regular course of business, such notice must be given at least 30 days and not more than 60 days before such special meeting. (Amended September 8, 1988 and March 7, 1994.)

     Section 4. Quorum. At any meeting of the stockholders, a majority of interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meetings may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the articles of association, or by these bylaws, decide any question brought before such meeting.

     Section 5. Proxies and Voting. Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than 11 months before the meeting named therein, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.



                                  ARTICLE II

                                  Directors

     Section 1. Powers. The board of directors shall have, and may exercise all the powers of the Corporation, except such as are conferred upon the stockholders by law, by the articles of association, and by these bylaws.

     Section 2. Election. The board of directors shall consist of eleven members and shall be elected at the annual meeting of the stockholders or at a special meeting held in place thereof. Subject to law, to the articles of association and to the other provisions of these bylaws, each director shall hold office until his or her term of office expires and until his or her successor shall have been elected and qualified. The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated as Class I, Class II and Class III. Each class shall have at least three directors and the three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors, elected at the 1995 annual meeting of shareholders, shall expire at the next succeeding annual meeting of shareholders the second succeeding annual meeting of shareholders and the third succeeding annual meeting of shareholders, respectively. At each annual meeting of shareholders after 1995, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in the third year following the year of their election. No director may be removed from office prior to the expiration of his or her term of office except for cause. For purposes of this Section, the term "cause" means a willful and continued failure to perform the duties of a director (other than failure resulting from incapacity due to physical or mental illness) or conduct which is demonstrably and materially injurious to the corporation, monetarily or otherwise. Such removal from office can be effected only upon the affirmative vote of three quarters of the remaining membership of the board of directors. The board of directors shall elect from its members a chairman of the board of directors who will serve as such for one year or during the balance of his or her term as a director, whichever is less, and until a successor is elected and qualified. (Amended May 18, 1995, and February 10, 1997.)

     Section 3. Duties of the Chairman. The chairman of the board of directors shall, when present, preside at all meetings of the stockholders and at all meetings of the board of directors. He shall perform such other duties as may be from time to time delegated to him by the board of directors. (Amended May 13, 1981.)

     Section 4. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stock-holders, or the special meeting of the stockholders held in place of such annual meeting.

     Section 5. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the chairman of the board of directors, chief executive officer, president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to give him personal notice or to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

     Section 6. Quorum and Participation. (a) A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting. (b) Members of the board of directors and any committee designated by the board of directors, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting for all purposes. (Amended September 21, 1973, and May 13, 1981.)


                                 ARTICLE III

                        Executive and Other Committees

     Section 1. Executive Committee. The board of directors may, by vote of a majority of their entire number, elect from their own number an executive committee of not less than three members, which committee may be vested with the management of the current and ordinary business of the Corporation, including the declaration of dividends, the fixing and altering of the powers and duties of the several officers and agents of the Corporation, the election of additional officers and agents, and the filling of vacancies other than on the board of directors, and with power to authorize purchases, sales, contracts, offers, conveyances, transfers and negotiable instruments except as otherwise provided by law. A majority of the members of the executive committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. The executive committee may make rules not inconsistent herewith for the holding and conduct of its meetings. The chief executive officer shall at all times be ex officio a member of the executive committee. The executive committee shall elect from its members a chairman of the executive committee who shall preside at meetings of the executive committee, when present, and, in his or her absence, the chief executive officer of the Corporation shall preside. The chairman shall also perform such other duties as may be from time to time delegated to him or her by the executive committee, and will serve as such for one year or during the balance of his or her term as a member of the executive committee, whichever is less, and until a successor is elected and qualified. In the absence of a quorum at any meeting of the executive committee, its chairman or, in his or her absence, the chief executive officer, may designate a director of the Corporation who is not a member of the executive committee temporarily as a member of the executive committee to act as such during such meeting. Any action taken by the executive committee will require the unanimous vote of all members of the executive committee present and voting at any meeting. (Amended March 20, 1974; June 13, 1974; June 12, 1975; February 28, 1980; May 13,
1981, and March 1, 1985.)

     The executive committee shall report its action to the board of directors. The board of directors shall have the power to rescind any vote or resolution of the executive committee, but no such rescission shall have retroactive effect.

     Section 2. Other Committees. The board of directors may, by majority vote at any meeting, create any other commit-tees and delegate to such committees any powers, duties and responsibilities as may be consistent with the laws of the State of Vermont and the articles of association of the Corporation. The resolutions creating such committees or electing its members may provide for a chairman of the committee or such selection may be left to the committee itself. The compensation, if any, to be paid members of the committees for committee services shall be established by the board of directors or its executive committee. (Amended August 17, 1976.)


                                  ARTICLE IV

                             Officers and Agents

     Section 1. Election and Appointment. The officers shall be a chief executive officer, a president, a secretary, a treasurer, and such other officers and agents as the board of directors and executive committee may elect. The chief executive officer, president, treasurer and secretary shall be elected annually by the board of directors after its election by the stockholders and will hold office for one year and until their successors are elected and qualified. Any two or more offices may be filled by the same person except the offices of president and secretary. The other officers and agents shall hold office during the pleasure of the board of directors or for such terms as the board of directors or executive committee shall prescribe. Each officer shall, subject to these bylaws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors or executive committee shall from time to time designate. (Amended March 20, 1974, and May 13, 1981.)

     Section 2.  (Repealed March 20, 1974.)

     Section 3.  (Repealed March 20, 1974.)

     Section 4. Chief Executive Officer, President and Vice Presidents. The chief executive officer shall have all powers and perform all duties incidental to such office and, in the absence of the chairman of the board of directors, he shall preside at all meetings of the stockholders and the board of directors, and in the absence of the chairman of the executive committee, at all meetings of the executive committee. The president shall be the chief administrative officer of the Corporation and shall have all powers and perform all duties incidental thereto. He shall have custody of any treasurer's bond.
Any vice president shall have such powers as the board of directors or executive committee shall from time to time designate. (Amended March 20, 1974; February 28, 1980, and May 13, 1981.)

     Section 5. Secretary. The secretary shall record all votes and proceedings of the stockholders and of the directors or any executive committee thereof and shall have custody of the corporate seal and of the corporate records and keep such records at the principal office of the Corporation. He shall keep a record book containing the names of the stockholders, their addresses and the number of shares held by each, the time when they respectively acquired the shares and the time of any transfer thereof unless a majority of the stockholders approves a transfer agent to keep such record book, rather than the secretary. He shall procure and file in his own office certified copies of all documents required to be filed with the secretary of state, except the annual report of the company. In the absence of the secretary at any meeting, a temporary secretary shall be chosen to record the proceedings of such meeting. (Amended May 13, 1976.)

     Any assistant secretary will have such powers as the board of directors or executive committee shall from time to time designate, except those powers set forth in Sec. 1894 of Title II of the Vermont Statutes Annotated.

     Section 6. Treasurer. The treasurer shall, subject to the direction and under the supervision of the board of directors and executive committee, have general charge of the financial concerns of the Corporation and the care and custody of the funds and valuable papers of the Corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the Corporation or its order, and to accept drafts on behalf of the Corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the board of directors, he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors or executive committee shall require.

     Any assistant treasurer shall have such powers as the board of directors or executive committee shall from time to time designate.

     Section 7. Removals. The board of directors may remove from the executive committee any member thereof and remove from office any officer or agent of the Corporation whenever in its judgment the best interests of the Corporation will be served thereby.

     Section 8. Vacancies. If the office of any director or member of the executive committee or of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors or the remaining directors, though less than a quorum, may choose by a majority vote of their entire number a successor or successors, who shall hold office for the unexpired term, subject to the provisions of the articles of association and Section 1 of this Article IV. The executive committee shall have like power to fill any such vacancy in any office to which the executive committee has power to appoint, unless such vacancy shall have been filled by the board of directors. Any directorship to be filled by reason of an increase in the number of directors, however, shall be filled by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

     Section 9. Indemnification. This corporation shall indemnify any person threatened with or made a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which he served as such at the request of this corporation, against judgments, fines or penalties, and the reasonable cost and expenses, including but not restricted to attorney's fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or misconduct in the performance of duty to the Corporation; provided, however, that as to any matter disposed of by compromise by such person, pursuant to a consent decree or otherwise, no indemnification either for a compromise payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such person, his testator or intestate, as the case may be, appears not to be liable for gross negligence or misconduct in the performance of duty to the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses reasonably incurred by any such person in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by this corporation in advance of the final determination thereof upon receipt of a written undertaking from such person to repay the amounts so paid by the Corporation if it is ultimately deter-mined that indemnification for such expenses is not required under this section. The foregoing right to indemnity shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the provisions of this paragraph. (Amended March 9, 1978, and March 2, 1983.)


                                  ARTICLE V

                                Capital Stock

     Section 1. Certificates. Each stockholder shall be entitled to a certificate or certificates signed by the president and the treasurer or secretary and separately by the chief executive officer, if that position is not held by the president, and which shall certify the number and class of paid-up shares held by him in the Corporation. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered with and signed by a registrar other than the Corporation or an employee thereof. Such certificate shall be in such form, consistent with the articles of association and Vermont law, as may be prescribed by the board of directors or the executive committee, duly numbered and sealed with the corporate seal of this corporation or a facsimile thereof. No certificate for any share of this corporation shall be issued until it is fully paid. The board of directors or the executive committee may appoint one or more transfer agents and/or registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of them. In case any officer or officers who shall have signed or whose facsimile signature shall have been used or printed on any certificate or certificates for shares shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers and as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures had been used thereon had not ceased to be such officer or officers of this corporation. (Amended March 4, 1982.)

     Section 2. Transfer Books. The secretary or an assistant secretary appointed by the board of directors shall keep the stock and transfer books of the Corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses, the number of shares held by each, the time when they acquired the shares and the time of any transfers thereof in books provided and approved by the board of directors or executive committee for that purpose, except that such books may be kept by a transfer agent rather than the secretary when such transfer agent is approved by the vote of a majority of the stockholders. The transfer books of the capital stock of the Corporation may be closed for such period from time to time in anticipation of stockholders' meetings or the declaration or payment of dividends, as the board of directors or executive committee may determine but such period shall not exceed 60 days, and, if the transfer books are closed for the purpose of determining stock-holders entitled to notice of or to vote at a meeting of stock-holders, such books shall be closed for at least 10 days immediately preceding such meeting.

     In lieu of closing the stock transfer books as provided in the preceding paragraph, the board of directors or the executive committee may fix in advance a date preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid, but such record date shall not in any case be more than 60 days and, in the case of a meeting of stockholders, shall not be less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. (Amended March 7, 1994.)

     Section 3. Transfer of Shares. Subject to the restrictions, if any, imposed by the articles of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Corporation as the exclusive owner thereof.

     It shall be the duty of each stockholder to notify the Corporation of his post office address.

     Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.


                                ARTICLE VI

                                   Seal

     The seal of the Corporation shall, subject to alteration by the board of directors or executive committee, consist of a flat-faced circular die with words Green Mountain Power Corporation: Corporate Seal 1893, cut or engraved thereon.


                                ARTICLE VII

                           Execution of Papers

     Except as the board of directors or executive committee may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation, shall be signed by the chairman of the board, chief executive officer, president, a vice president or the treasurer, or such other officer or employee as designated in writing by the president. (Amended May 13, 1981, and May 15, 1986.)


                               ARTICLE VIII

                               Fiscal Year

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the Corporation shall be the calendar year.


                               ARTICLE IX

                               Amendments

     These bylaws may be amended, altered or repealed by the board of directors or at any meeting of the stockholders, by the holders of a majority of all stock issued, outstanding and entitled to vote, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.


                               ARTICLE X

                       Restrictions on Transfer

	The restrictions on transfer of Rights to purchase Common Stock contained in the Rights Agreement between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (or any successor Rights Agent duly appointed in accordance with the terms of the Rights Agreement), dated as June 17, 1998, are hereby authorized and imposed by these bylaws.